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              CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated November 3, 1995, with respect to Alliance
Counterpoint Fund, in this registration statement.



                                  ERNST & YOUNG LLP

New York, New York
December 21, 1995







































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